Provident Financial Services, Inc. Announces Fourth Quarter and Full Year Earnings, Declaration of Quarterly Cash Dividend and Annual Meeting Date

ISELIN, NJ, January 28, 2022 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $37.3 million, or $0.49 per basic and diluted share for the quarter ended December 31, 2021, compared to net income of $40.6 million, or $0.53 per basic and diluted share for the quarter ended December 31, 2020. For the year ended December 31, 2021, the Company reported net income of $167.9 million, or $2.20 per basic share and $2.19 per diluted share, compared to net income of $97.0 million, or $1.39 per basic and diluted share for 2020.
Earnings for the quarter and year ended December 31, 2021 were favorably impacted by growth in average interest earning assets, including assets acquired in the July 31, 2020 merger with SB One Bancorp ("SB One") and the deployment of liquidity, arising from increased deposits, into earning assets. Earnings for the year ended December 31, 2021 further benefited from a negative provision for credit losses attributable to an improved economic forecast and improved asset quality. The Company recorded a $397,000 provision for credit losses and a $24.3 million negative provision for the quarter and year ended December 31, 2021, respectively, compared to a $2.3 million negative provision and a $29.7 million provision for credit losses for the respective 2020 periods.
Anthony Labozzetta, President and Chief Executive Officer commented, “Provident recorded strong results for the fourth quarter and full year 2021 despite continuing hurdles posed by the pandemic. Excluding PPP loan forgiveness, we had solid loan growth, including annualized growth in our commercial loan portfolio of 7.1% during the fourth quarter. Our net interest margin remained stable and our balance sheet is well positioned for a rising interest rate environment.” Labozzetta added, “Our fee income sources in the wealth management and insurance agency businesses continue to make significant contributions to our financial success. During this past year we strove to build for the future and I want to thank my talented colleagues for all of their hard work in that effort.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share payable on February 25, 2022 to stockholders of record as of the close of business on February 11, 2022.
Annual Meeting Date Set
The Annual Meeting of Stockholders will be held on April 28, 2022 at 10:00 a.m. Eastern Time as a virtual meeting in light of continuing pandemic-related safety concerns. March 1, 2022 has been established as the record date for the determination of stockholders entitled to vote at the Annual Meeting.
Balance Sheet Summary
Total assets at December 31, 2021 were $13.78 billion, an $861.5 million increase from December 31, 2020. The increase in total assets was primarily due to a $912.7 million increase in total investments and a $180.1 million increase in cash and cash equivalents, partially offset by a $241.3 million decrease in total loans.
The Company’s loan portfolio decreased $241.3 million to $9.58 billion at December 31, 2021, from $9.82 billion at December 31, 2020, despite strong originations, as prepayments, including Paycheck Protection Program ("PPP") loan forgiveness, were elevated. Total PPP loans outstanding decreased $378.3 million to $94.9 million at December 31, 2021, from $473.2 million at December 31, 2020. Excluding the net decrease in PPP loans, loans increased $137.0 million to $9.49 billion at December 31, 2021, from $9.35 billion at December 31, 2020. For the year ended December 31, 2021, loan fundings, including advances on lines of credit, totaled $3.52 billion, compared with $3.50 billion for 2020. Originations under PPP programs totaled $208.7 million and $397.8 million for the years ended December 31, 2021 and 2020, respectively. Excluding the net decrease in PPP loans, during the year ended December 31, 2021, the loan portfolio had net increases of $368.7 million in commercial mortgage loans and $141.2 million in construction loans, partially offset by net decreases of $165.1 million in consumer loans, $120.1 million in multi-family mortgage loans, $92.1 million in residential mortgage loans and $304,000 in commercial loans. Commercial real estate, commercial and construction loans represented 84.1% of the total loan portfolio at December 31, 2021, compared to 81.8% at December 31, 2020.
At December 31, 2021, the Company’s unfunded loan commitments totaled $2.05 billion, including commitments of $1.05 billion in commercial loans, $556.2 million in construction loans and $160.4 million in commercial mortgage loans. Unfunded loan commitments at September 30, 2021 and December 31, 2020 were $2.17 billion and $1.99 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $1.09 billion at December 31, 2021, compared to $1.61 billion and $1.23 billion at September 30, 2021 and December 31, 2020, respectively.
Cash and cash equivalents were $712.5 million at December 31, 2021, a $180.1 million increase from December 31, 2020, largely due to increases in liquidity from deposit growth pending deployment into higher yielding assets and an increase in short-term investments, partially offset by a decrease in cash collateral pledged to counterparties to secure loan-level swaps.
Total investments were $2.53 billion at December 31, 2021, a $912.7 million increase from December 31, 2020. This increase was primarily due to purchases of mortgage-backed and municipal securities, as the Company deployed excess liquidity driven by the net inflow of deposits and loan repayments, portions of which were attributable to proceeds from PPP loan forgiveness and government stimulus programs. These purchases were partially offset by repayments of mortgage-backed securities, maturities and calls of certain municipal and agency bonds and a decrease in unrealized gains on available for sale debt securities.
Total deposits increased $1.40 billion for the year ended December 31, 2021 to $11.23 billion. Total savings and demand deposit accounts increased $1.80 billion to $10.54 billion at December 31, 2021, while total time deposits decreased $401.7 million to $692.5 million at December 31, 2021. The increase in total savings and demand deposit accounts for the year ended December 31, 2021 was largely attributable to a $913.6 million increase in interest bearing demand deposits, as the Company shifted $450.0 million of maturing Federal Home Loan Bank of New York ("FHLB") borrowings into lower-costing brokered demand deposits, a $424.8 million increase in non-interest bearing demand deposits, which partially benefited from deposits retained from activity associated with PPP loans and stimulus funding, a $347.1 million increase in money market deposits and a $112.4 million increase in savings deposits. The decrease in time deposits was primarily due to the outflow of brokered time deposits, combined with additional maturities of longer-term retail time deposits.
Borrowed funds decreased $549.2 million for the year ended December 31, 2021, to $626.8 million. The decrease for the period was largely due to the maturity and replacement of FHLB borrowings with lower-costing brokered deposits and the net inflow of retail deposits. Borrowed funds represented 4.5% of total assets at December 31, 2021, a decrease from 9.1% at December 31, 2020.
Stockholders’ equity increased $77.3 million during the year ended December 31, 2021 to $1.70 billion, primarily due to net income earned for the year, partially offset by dividends paid to stockholders, common stock repurchases and a decrease in unrealized gains on available for sale debt securities. For the three months ended December 31, 2021, common stock repurchases totaled 289,843 shares at an average price per share of $23.43. For the year ended December 31, 2021, common stock repurchases totaled 965,223 shares at an average price per share of $22.43, of which 44,078 shares, at an average price per share of $21.81, were made in connection with withholding to cover income taxes on the vesting of stock-based compensation. At December 31, 2021, 3.2 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at December 31, 2021 were $22.05 and $16.02, respectively, compared with $20.87 and $14.86, respectively, at December 31, 2020.

Results of Operations
Net Interest Income and Net Interest Margin
For the quarter ended December 31, 2021, net interest income increased $5.2 million to $93.9 million, from $88.7 million for the same period in 2020. Net interest income for the year ended December 31, 2021 increased $53.5 million, to $366.0 million, from $312.6 million for 2020. The increase in net interest income for the quarter ended December 31, 2021, was largely attributable to growth in the available for sale debt securities portfolio. For the year, growth in average earning assets further benefited from net assets acquired from SB One and PPP loan originations. Both periods were positively impacted by the inflow of lower-costing core deposits, along with an increase in fees related to the forgiveness of PPP loans in 2021. For the quarter and year ended December 31, 2021, fees related to the forgiveness of PPP loans totaled $1.9 million and $11.3 million, respectively, which were recognized in interest income, compared to $1.4 million and $3.8 million for the quarter and year ended December 31, 2020, respectively.
The Company’s net interest margin for the quarter ended December 31, 2021 increased one basis point to 2.95%, compared with 2.94% for the trailing quarter ended September 30, 2021. The weighted average yield on interest-earning assets for the quarter ended December 31, 2021 decreased two basis points to 3.19%, compared to the trailing quarter. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2021 decreased three basis points to 0.34%, compared to the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2021 decreased two basis points to 0.28%, compared to 0.30% for the trailing quarter. Average non-interest bearing demand deposits increased $207.9 million to $2.76 billion for the quarter ended December 31, 2021, compared with $2.55 billion for the quarter ended September 30, 2021. The average cost of all deposits, including non-interest bearing deposits, was 21 basis points for the quarter ended December 31, 2021, compared with 23 basis points for the trailing quarter. The average cost of borrowed funds for the quarter ended December 31, 2021 was 0.94%, compared to 1.08% for the quarter ended September 30, 2021.
The net interest margin decreased six basis points to 2.95% for the quarter ended December 31, 2021, compared to 3.01% for the quarter ended December 31, 2020. The weighted average yield on interest-earning assets decreased 21 basis points to 3.19% for the quarter ended December 31, 2021, compared to 3.40% for the quarter ended December 31, 2020, while the weighted average cost of interest-bearing liabilities decreased 19 basis points to 0.34% for the quarter ended December 31, 2021, compared to 0.53% for the fourth quarter of 2020. The average cost of interest-bearing deposits for the quarter ended December 31, 2021 was 0.28%, compared to 0.41% for the same period last year. Average non-interest bearing demand deposits totaled $2.76 billion for the quarter ended December 31, 2021, compared to $2.38 billion for the quarter ended December 31, 2020. The average cost of all deposits, including non-interest bearing deposits, was 21 basis points for the quarter ended December 31, 2021, compared with 31 basis points for the quarter ended December 31, 2020. The average cost of borrowed funds for the quarter ended December 31, 2021 was 0.94%, compared with 1.16% for the same period last year.
For the year ended December 31, 2021, the net interest margin decreased five basis points to 3.00%, compared with 3.05% for the year ended December 31, 2020. The weighted average yield on interest-earning assets decreased 25 basis points to 3.30% for the year ended December 31, 2021, compared to 3.55% for the year ended December 31, 2020, while the weighted average cost of interest-bearing liabilities decreased 26 basis points to 0.41% for the year ended December 31, 2021, compared to 0.67% for the same period in 2020. The average cost of interest-bearing deposits for the year ended December 31, 2021 was 0.33%, compared to 0.53% for the same period last year. Average non-interest bearing demand deposits totaled $2.54 billion for the year ended December 31, 2021, compared to $1.98 billion for the year ended December 31, 2020. The average cost of all deposits, including non-interest bearing deposits, was 25 basis points for the year ended December 31, 2021, compared with 40 basis points for the year ended December 31, 2020. The average cost of borrowings for the year ended December 31, 2021 was 1.09%, compared to 1.36% for the same period last year.

Non-Interest Income
Non-interest income totaled $20.7 million for the quarter ended December 31, 2021, an increase of $206,000, compared to the quarter ended December 31, 2020. Wealth management income increased $1.2 million to $7.8 million for the quarter ended December 31, 2021, which was largely a function of an increase in the market value of assets under management resulting from strong equity market performance and new business generation. Fee income increased $677,000 to $7.3 million for the three months ended December 31, 2021 compared to the same period in 2020, largely due to a $1.0 million increase in commercial loan prepayment fees, a $205,000 increase in deposit related fees and a $172,000 increase in non-deposit investment fee income, partially offset by a $953,000 decrease in debit card revenue, as the Company became subject to the fee limitations imposed by the Durbin amendment on July 1, 2021. Insurance agency income increased $406,000 for the quarter ended December 31, 2021, compared to the same period in 2020, largely due to an increase in retention fees. Partially offsetting these increases, other income decreased $1.8 million to $1.3 million for the quarter ended December 31, 2021, compared to same period in 2020, primarily due to a $1.7 million decrease in net fees on loan-level interest rate swap transactions. Additionally, income from Bank-owned life insurance ("BOLI") decreased $241,000 to $2.0 million for the quarter ended December 31, 2021, compared to same period in 2020, primarily due to a decrease in benefit claims.
For the year ended December 31, 2021, non-interest income totaled $86.8 million, an increase of $14.4 million, compared to the same period in 2020. Insurance agency income totaled $10.2 million, an increase of $6.3 million for the year ended December 31, 2021, compared to the same period in 2020, resulting from the prior year acquisition of SB One. Fee income increased $6.1 million to $30.0 million, compared to the same period in 2020, largely due to a $3.8 million increase in prepayment fees on commercial loans, a $973,000 increase in loan-related fee income, a $743,000 increase in non-deposit investment fee income and a $601,000 increase in deposit related fee income. These increases were partially offset by a $362,000 decrease in debit card revenues. The increases in fee income are partially attributable to the addition of the SB One customer base as well as a recovering economy compared to the severe negative effects that COVID-19 had on consumer and business activities in the prior year, while the decrease in debit card revenue was largely attributable to the Durbin amendment's impact on interchange transaction fees. Wealth management income increased $5.0 million to $30.8 million for the year ended December 31, 2021, compared to $25.7 million for the same period in 2020, primarily due to an increase in the market value of assets under management as a result of strong equity market performance and new business generation. Additionally, BOLI income increased $1.4 million to $7.9 million for the year ended December 31, 2021, compared to the same period in 2020, primarily due to an increase in benefit claims, additional income related to the BOLI assets acquired from SB One and higher equity valuations. Partially offsetting these increases, other income decreased $5.1 million to $7.7 million for the year ended December 31, 2021, primarily due to an $8.2 million decrease in net fees on loan-level interest rate swap transactions, an $884,000 decrease in net gains on the sale of fixed assets and a $334,000 decrease in net gains on sale of foreclosed real estate, partially offset by income recognized from a $3.4 million reduction in the contingent consideration related to the earn-out provisions of the 2019 purchase of Tirschwell & Loewy, Inc. by Beacon Trust Company.
Non-Interest Expense
For the three months ended December 31, 2021, non-interest expense increased $3.5 million to $62.1 million, compared to $58.6 million for the quarter ended December 31, 2020. For the three months ended December 31, 2021, the Company recorded a $640,000 negative provision for credit losses for off-balance sheet credit exposures, compared with a $3.9 million negative provision for the same period in 2020. The reduction in the negative provision was primarily the result of the period-over-period relative change in loss factors. Compensation and benefits expense increased $855,000 to $35.6 million for the three months ended December 31, 2021, compared to $34.8 million for the three months ended December 31, 2020. The increase was principally due to increases in the accrual for incentive compensation, stock-based compensation and salary expense, partially offset by a decrease in employee medical benefits and a decrease in severance expense associated with the SB acquisition in the prior year. Other operating expenses also increased $826,000 to $10.6 million for the three months ended December 31, 2021, compared to $9.7 million for the same period in 2020, primarily due to increases in consulting and pre-employment expenses, partially offset by decreases in debit card maintenance and loan collection expenses. Partially offsetting these increases in non-interest expense, data processing expense decreased $1.2 million to $5.1 million for the three months ended December 31, 2021, compared to $6.3 million for the same period in 2020, largely due to non-recurring core system conversion costs related to the SB One acquisition in the prior year and a decrease in software subscription expense. Additionally, amortization of intangibles decreased $162,000 for the three months ended December 31, 2021, compared with the same period in 2020, mainly due to scheduled reductions in amortization.
The Company’s annualized adjusted non-interest expense as a percentage of average assets(1) was 1.81% for the quarter ended December 31, 2021, compared with 1.82% for the same period in 2020. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(1) was 54.74% for the quarter ended December 31, 2021, compared with 54.12% for the same period in 2020.
Non-interest expense for the year ended December 31, 2021 was $250.1 million, an increase of $22.3 million from 2020. Compensation and benefits expense increased $12.5 million to $143.4 million for the year ended December 31, 2021, compared to $130.9 million for the year ended December 31, 2020. This increase was primarily due to increases in salary expense and employee medical benefits associated with the addition of former SB One employees, combined with an increase in the accrual for incentive compensation, company-wide annual merit increases and an increase in stock-based compensation, partially offset by a decrease in severance expense. Net occupancy costs increased $5.8 million to $32.9 million for the year ended December 31, 2021, compared to 2020, mainly due to increases in rent, depreciation, utilities and maintenance expenses related to the facilities acquired from SB One, along with an increase in snow removal costs incurred earlier in the year. FDIC insurance expense increased $3.1 million to $6.3 million for year ended December 31, 2021, compared to $3.1 million for the same period in 2020, primarily due to an increase in the insurance assessment rate and an increase in total assets subject to assessment, including assets acquired from SB One, along with the receipt of the small bank assessment credit in the prior year that was not available in 2021. Other operating expenses increased $2.4 million to $38.6 million for the year ended December 31, 2021, compared to $36.2 million for the year ended December 31, 2020, largely due to a valuation adjustment on foreclosed assets and increases in debit card maintenance, insurance and business development expenses, as a result of the addition of SB One, partially offset by non-recurring merger related expenses incurred in the prior year. Partially offsetting these increases in non-interest expense, data processing costs decreased $1.0 million to $19.8 million, compared with 2020, primarily due to non-recurring core system conversion costs related to the SB One acquisition in the prior year, partially offset by increases in software subscription service expense and online banking costs. Additionally, advertising expense decreased $449,000 for the year ended December 31, 2021, compared with 2020, mainly due to the curtailment of certain product marketing campaigns in the current year.
The Company’s adjusted non-interest expense as a percentage of average assets(1) was 1.86% for the year ended December 31, 2021, compared with 1.92% for 2020. The 2021 improvement reflects the benefits of greater scale driven by the significant increase in average assets acquired from SB One, growth in average available for sale debt securities and average PPP loans. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(1) was 54.89% for the year ended December 31, 2021, compared with 56.68% for 2020.
Asset Quality
The Company’s total non-performing loans at December 31, 2021 were $48.0 million, or 0.50% of total loans, compared with $66.2 million, or 0.69% of total loans at September 30, 2021, and $87.1 million, or 0.89% of total loans at December 31, 2020. The $18.2 million decrease in non-performing loans at December 31, 2021, compared with the trailing quarter, was due to a $15.7 million decrease in non-performing commercial mortgage loans, a $1.2 million decrease in non-performing residential mortgage loans, an $852,000 decrease in non-performing commercial loans and a $602,000 decrease in construction loans, partially offset by a $203,000 increase in non-performing consumer loans. At December 31, 2021, impaired loans totaled $52.3 million with related specific reserves of $4.3 million, compared with impaired loans totaling $68.0 million with related specific reserves of $5.2 million at September 30, 2021. At December 31, 2020, impaired loans totaled $86.0 million with related specific reserves of $9.0 million.

At December 31, 2021, the Company’s allowance for credit losses related to the loan portfolio was 0.84% of total loans, compared to 0.84% at September 30, 2021, and 1.03% of total loans at December 31, 2020. For the quarter ended December 31, 2021, the Company recorded a $400,000 provision for credit losses related to loans, while for the year ended December 31, 2021, the Company recorded a negative provision of $24.3 million for credit losses related to loans. This compares with a negative provision of $2.3 million for the quarter ended December 31, 2020 and a $29.7 million provision for year ended December 31, 2020, respectively. For the quarter and year ended December 31, 2021, the Company had net recoveries of $307,000 and $3.6 million, respectively, compared with net charge-offs of $2.5 million and $5.3 million, respectively, for the same periods in 2020. The reduction in provision for credit losses for the year ended December 31, 2021, compared to the same period in the prior year, was primarily the result of an improved economic forecast and improved asset quality. The net recoveries realized for the year ended December 31, 2021 further contributed to the negative provision for credit losses in the period.
At December 31, 2021, the Company held $8.7 million of foreclosed assets, compared with $4.5 million at December 31, 2020. During the year ended December 31, 2021, there were four additions to foreclosed assets with an aggregate carrying value of $8.0 million and ten properties sold with an aggregate carrying value of $2.6 million and valuation charges of $1.2 million. Total non-performing assets at December 31, 2021 decreased $34.8 million to $56.8 million, or 0.41% of total assets, from $91.6 million, or 0.71% of total assets at December 31, 2020.
Income Tax Expense
For the quarter and year ended December 31, 2021, the Company’s income tax expense was $14.8 million and $59.2 million, respectively, compared with $12.3 million and $30.6 million, for the quarter and year ended December 31, 2020, respectively. The Company’s effective tax rates were 28.4% and 26.1% for the quarter and year ended December 31, 2021, respectively, compared with 23.3% and 24.0% for the quarter and year ended December 31, 2020, respectively. The increases in tax expense and the effective tax rates for the quarter and year ended December 31, 2021, compared with the same periods in 2020, were partially attributable to increases in taxable income and the reduced proportion of income derived from tax exempt sources to total pre-tax income. Further, upon the filing of the 2020 state income tax returns in the fourth quarter of 2021, a discrete item resulting in additional tax expense was recorded related to the apportionment of income subject to state income taxes.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania and Queens County, New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, SB One Insurance Agency, Inc.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, January 28, 2022 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and year ended December 31, 2021. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
In addition, the COVID-19 pandemic continues to have an uncertain impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, including potential variants, it is difficult to predict the continuing impact of the pandemic on the Company's business, financial condition or results of operations. The extent of such impact will depend on future developments, which remain highly uncertain, including when the pandemic will be controlled and abated, and the extent to which the economy can remain open. As the result of the pandemic and the related adverse local and national economic consequences, the Company could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to remain substantially open, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for credit losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our wealth management revenues may decline with continuing market turmoil; we may face the risk of a goodwill write-down due to stock price decline; and our cyber security risks are increased as the result of an increased number of employees working remotely.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized adjusted non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2021 (Unaudited) and December 31, 2020
(Dollars in Thousands)

Assets	December 31, 2021	December 31, 2020
Cash and due from banks	$506,270	$404,355
Short-term investments	206,193	127,998
Total cash and cash equivalents	712,463	532,353
Available for sale debt securities, at fair value	2,057,851	1,105,489
Held to maturity debt securities (fair value of $449,709 and $472,529 at December 31, 2021 and December 31, 2020, respectively).	436,150	450,965
Equity securities, at fair value	1,325	971
Federal Home Loan Bank stock	34,290	59,489
Loans	9,581,624	9,822,890
Less allowance for loan losses	80,740	101,466
Net loans	9,500,884	9,721,424
Foreclosed assets, net	8,731	4,475
Banking premises and equipment, net	80,559	75,946
Accrued interest receivable	41,990	46,450
Intangible assets	464,183	466,212
Bank-owned life insurance	236,630	234,607
Other assets	206,146	221,360
Total assets	$13,781,202	$12,919,741

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$9,080,956	$7,395,508
Savings deposits	1,460,541	1,348,147
Certificates of deposit of $100,000 or more	291,737	717,216
Other time deposits	400,778	376,958
Total deposits	11,234,012	9,837,829
Mortgage escrow deposits	34,440	34,298
Borrowed funds	626,774	1,175,972
Subordinated debentures	10,283	25,135
Other liabilities	178,597	226,710
Total liabilities	12,084,106	11,299,944

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,012 shares issued and 76,969,999 shares outstanding at December 31, 2021, and 77,611,107 shares outstanding at December 31, 2020, respectively.	832	832
Additional paid-in capital	969,815	962,453
Retained earnings	814,533	718,090
Accumulated other comprehensive income	6,863	17,655
Treasury stock	(79,603)	(59,018)
Unallocated common stock held by the Employee Stock Ownership Plan	(15,344)	(20,215)
Common stock acquired by the Directors’ Deferred Fee Plan	(3,984)	(4,549)
Deferred compensation—Directors’ Deferred Fee Plan	3,984	4,549
Total stockholders’ equity	1,697,096	1,619,797
Total liabilities and stockholders’ equity	$13,781,202	$12,919,741

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months (Unaudited) and Year Ended December 31, 2021 (Unaudited) and 2020
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest income:
Real estate secured loans	$64,972	$62,290	$252,336	$224,925
Commercial loans	23,393	23,919	99,163	82,157
Consumer loans	3,325	4,898	13,574	16,922
Available for sale debt securities and Federal Home Loan Bank stock	6,587	5,777	23,798	25,446
Held to maturity debt securities	2,621	2,800	10,743	11,461
Deposits, federal funds sold and other short-term investments	770	466	2,725	2,398
Total interest income	101,668	100,150	402,339	363,309

Interest expense:
Deposits	6,018	7,588	26,513	33,589
Borrowed funds	1,485	3,518	8,614	16,638
Subordinated debentures	276	306	1,189	512
Total interest expense	7,779	11,412	36,316	50,739
Net interest income	93,889	88,738	366,023	312,570
Provision for credit losses	397	(2,298)	(24,339)	29,719
Net interest income after provision for credit losses	93,492	91,036	390,362	282,851

Non-interest income:
Fees	7,345	6,668	29,967	23,847
Wealth management income	7,842	6,658	30,756	25,733
Bank-owned life insurance	1,960	2,201	7,930	6,491
Insurance agency income	2,207	1,801	10,216	3,513
Net (loss) gain on securities transactions	(3)	26	255	81
Other income	1,303	3,094	7,685	12,766
Total non-interest income	20,654	20,448	86,809	72,431

Non-interest expense:
Compensation and employee benefits	35,628	34,773	143,366	130,868
Net occupancy expense	7,774	7,780	32,932	27,142
Data processing expense	5,126	6,328	19,755	20,767
FDIC Insurance	1,345	1,163	6,260	3,116
Amortization of intangibles	890	1,052	3,664	3,425
Advertising and promotion expense	1,365	1,626	3,951	4,400
Credit loss (benefit) expense for off-balance sheet credit exposures	(640)	(3,900)	1,515	1,814
Other operating expenses	10,575	9,749	38,610	36,196
Total non-interest expense	62,063	58,571	250,053	227,728
Income before income tax expense	52,083	52,913	227,118	127,554
Income tax expense	14,780	12,346	59,197	30,603
Net income	$37,303	$40,567	$167,921	$96,951

Basic earnings per share	$0.49	$0.53	$2.20	$1.39
Average basic shares outstanding	76,125,889	76,860,297	76,471,933	69,548,499

Diluted earnings per share	$0.49	$0.53	$2.19	$1.39
Average diluted shares outstanding	76,226,747	76,928,834	76,560,840	69,625,958

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
STATEMENTS OF INCOME:
Net interest income	$93,889	$88,738	$366,023	$312,570
Provision for credit losses	397	(2,298)	(24,339)	29,719
Non-interest income	20,654	20,448	86,809	72,431
Non-interest expense	62,063	58,571	250,053	227,728
Income before income tax expense	52,083	52,913	227,118	127,554
Net income	37,303	40,567	167,921	96,951
Diluted earnings per share	$0.49	$0.53	$2.19	$1.39
Interest rate spread	2.85%	2.87%	2.89%	2.88%
Net interest margin	2.95%	3.01%	3.00%	3.05%

PROFITABILITY:
Annualized return on average assets	1.08%	1.25%	1.26%	0.86%
Annualized return on average equity	8.74%	10.01%	10.03%	6.49%
Annualized return on average tangible equity (1)	12.04%	14.10%	13.89%	9.28%
Annualized adjusted non-interest expense to average assets (1)	1.81%	1.82%	1.86%	1.92%
Efficiency ratio (1)	54.74%	54.12%	54.89%	56.68%

ASSET QUALITY:
Non-accrual loans			$48,027	$87,090
90+ and still accruing			—	—
Non-performing loans			48,027	87,090
Foreclosed assets			8,731	4,475
Non-performing assets			56,758	91,565
Non-performing loans to total loans			0.50%	0.89%
Non-performing assets to total assets			0.41%	0.71%
Allowance for loan losses			$80,740	$101,466
Allowance for loan losses to total non-performing loans			168.11%	116.51%
Allowance for loan losses to total loans			0.84%	1.03%
Net (recoveries) charge-offs	(307)	2,548	(3,574)	5,277
Annualized net (recoveries) charge offs to average total loans	-0.01%	0.10%	-0.04%	0.06%

AVERAGE BALANCE SHEET DATA:
Assets	$13,715,235	$12,902,381	$13,338,911	$11,337,140
Loans, net	9,479,369	9,672,072	9,556,702	8,367,663
Interest-earning assets	12,577,181	11,641,602	12,181,121	10,244,987
Core deposits	10,410,706	8,650,117	9,752,245	7,492,058
Borrowings	628,404	1,210,959	789,838	1,227,894
Interest-bearing liabilities	9,034,078	8,641,827	8,891,775	7,614,132
Stockholders' equity	1,693,567	1,611,691	1,673,715	1,494,563
Average yield on interest-earning assets	3.19%	3.40%	3.30%	3.55%
Average cost of interest-bearing liabilities	0.34%	0.53%	0.41%	0.67%

LOAN DATA:
Mortgage loans:
Residential			$1,202,638	$1,294,702
Commercial			3,827,370	3,458,666
Multi-family			1,364,397	1,484,515
Construction			683,166	541,939
Total mortgage loans			7,077,571	6,779,822
Commercial loans			2,188,866	2,567,470
Consumer loans			327,442	492,566
Total gross loans			9,593,879	9,839,858
Premium on purchased loans			1,451	1,566
Unearned discounts			(6)	(12)
Net deferred			(13,700)	(18,522)
Total loans			$9,581,624	$9,822,890

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in Thousands, except share data)
The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

(1) Book and Tangible Book Value per Share
			At December 31,
			2021	2020
Total stockholders' equity			$1,697,096	$1,619,797
Less: total intangible assets			464,183	466,212
Total tangible stockholders' equity			$1,232,913	$1,153,585

Shares outstanding			76,969,999	77,611,107

Book value per share (total stockholders' equity/shares outstanding)			$22.05	$20.87
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$16.02	$14.86

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Total average stockholders' equity	$1,693,567	$1,611,691	$1,673,715	$1,494,563
Less: total average intangible assets	464,740	466,775	465,214	449,711
Total average tangible stockholders' equity	$1,228,827	$1,144,916	$1,208,501	$1,044,852

Net income	$37,303	$40,567	$167,921	$96,951
Annualized return on average tangible equity (net income/total average stockholders' equity)	12.04%	14.10%	13.89%	9.28%

(3) Annualized Adjusted Non-Interest Expense to Average Assets
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reported non-interest expense	$62,063	$58,571	$250,053	$227,728
Adjustments to non-interest expense:
Credit loss (recovery) expense for off-balance sheet credit exposures	(640)	(3,900)	1,515	1,814
Merger-related transaction costs and COVID-19 expenses	—	3,380	—	7,697
Adjusted non-interest expense	$62,703	$59,091	$248,538	$218,217
Annualized adjusted non-interest expense	$248,767	$235,079	$248,538	$218,217

Average assets	$13,715,235	$12,902,381	$13,338,911	11,337,140

Annualized adjusted non-interest expense/average assets	1.81%	1.82%	1.86%	1.92%

(4) Efficiency Ratio
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net interest income	$93,889	$88,738	$366,023	$312,570
Non-interest income	20,654	20,448	86,809	72,431
Total income	$114,543	$109,186	$452,832	$385,001

Adjusted non-interest expense	$62,703	$59,091	$248,538	$218,217

Efficiency ratio (adjusted non-interest expense/income)	54.74%	54.12%	54.89%	56.68%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2021			September 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$455,454	$162	0.14%	$479,035	$172	0.14%
Federal funds sold and other short-term investments	207,311	608	1.16%	217,662	638	1.16%
Available for sale debt securities, at fair value	1,968,628	6,192	1.26%	1,641,816	5,352	1.30%
Held to maturity debt securities, net (1)	431,295	2,621	2.43%	432,478	2,638	2.44%
Equity securities, at fair value	1,106	—	— %	1,108	—	— %
Federal Home Loan Bank stock	34,018	395	4.64%	35,618	525	5.89%
Net loans: (2)
Total mortgage loans	7,035,981	64,972	3.64%	6,850,281	62,470	3.59%
Total commercial loans	2,108,915	23,393	4.37%	2,248,505	24,454	4.29%
Total consumer loans	334,473	3,325	3.94%	340,227	3,345	3.90%
Total net loans	9,479,369	91,690	3.81%	9,439,013	90,269	3.77%
Total interest earning assets	$12,577,181	$101,668	3.19%	$12,246,730	$99,594	3.21%

Non-Interest Earning Assets:
Cash and due from banks	125,539			118,729
Other assets	1,012,515			1,005,097
Total assets	$13,715,235			$13,370,556

Interest-Bearing Liabilities:
Demand deposits	$6,208,858	$4,747	0.30%	$5,984,271	5,096	0.34%
Savings deposits	1,441,867	428	0.12%	1,424,931	373	0.10%
Time deposits	731,318	843	0.46%	804,895	826	0.41%
Total deposits	8,382,043	6,018	0.28%	8,214,097	6,295	0.30%

Borrowed funds	628,404	1,485	0.94%	652,441	1,768	1.08%
Subordinated debentures	23,631	276	4.64%	25,224	303	4.77%
Total interest bearing liabilities	9,034,078	7,779	0.34%	8,891,762	8,366	0.37%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	2,759,981			2,552,107
Other non-interest bearing liabilities	227,609			232,954
Total non-interest bearing liabilities	2,987,590			2,785,061
Total liabilities	12,021,668			11,676,823
Stockholders' equity	1,693,567			1,693,733
Total liabilities and stockholders' equity	$13,715,235			$13,370,556

Net interest income		$93,889			$91,228

Net interest rate spread			2.85%			2.84%
Net interest-earning assets	$3,543,103			$3,354,968

Net interest margin (3)			2.95%			2.94%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.39x			1.38x

(1) Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2) Average outstanding balances are net of the allowance for credit losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest rate spread and net interest margin for the previous five quarters.

	12/31/21	9/30/21	6/30/21	03/31/21	12/31/20
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	1.29%	1.32%	1.46%	1.87%	1.96%
Net loans	3.81%	3.77%	3.79%	3.78%	3.72%
Total interest-earning assets	3.19%	3.21%	3.31%	3.41%	3.40%

Interest-Bearing Liabilities:
Total deposits	0.28%	0.30%	0.34%	0.39%	0.41%
Total borrowings	0.94%	1.08%	1.18%	1.12%	1.16%
Total interest-bearing liabilities	0.34%	0.37%	0.44%	0.49%	0.53%

Interest rate spread	2.85%	2.84%	2.87%	2.92%	2.87%
Net interest margin	2.95%	2.94%	2.99%	3.05%	3.01%

Ratio of interest-earning assets to interest-bearing liabilities	1.39x	1.38x	1.36x	1.35x	1.35x

Note: The previously reported average balances of the interest bearing cash and non-interest bearing cash for the prior periods in the preceding table were recalculated. These recalculations resulted in the previously reported net interest margin changing from 3.10% to 3.05% for the quarter ended March 31, 2021 and 3.04% to 3.01% for the quarter ended December 31, 2020.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2021			December 31, 2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$421,898	$533	0.13%	$199,234	$478	0.24%
Federal funds sold and other short term investments	181,982	2,192	1.20%	124,979	1,920	1.54%
Available for sale debt securities, at fair value	1,539,811	21,515	1.40%	1,043,799	21,736	2.08%
Held to maturity debt securities (1)	437,994	10,743	2.45%	446,666	11,461	2.57%

Equity securities, at fair value	1,063	—	— %	822	—	— %
Federal Home Loan Bank stock	41,671	2,283	5.48%	61,824	3,710	6.00%
Net loans: (2)
Total mortgage loans	6,878,382	252,336	3.67%	5,958,823	224,925	3.77%
Total commercial loans	2,320,077	99,163	4.27%	2,016,334	82,157	4.07%
Total consumer loans	358,243	13,574	3.79%	392,506	16,922	4.31%
Total net loans	9,556,702	365,073	3.82%	8,367,663	324,004	3.87%
Total interest earning assets	$12,181,121	$402,339	3.30%	$10,244,987	$363,309	3.55%

Non-Interest Earning Assets:
Cash and due from banks	142,981			133,091
Other assets	1,014,809			959,062
Total assets	$13,338,911			$11,337,140

Interest-Bearing Liabilities:
Demand deposits	$5,794,398	$20,458	0.35%	$4,364,257	$22,763	0.52%
Savings deposits	1,414,560	1,604	0.11%	1,143,381	1,689	0.15%
Time deposits	868,185	4,451	0.51%	868,161	9,137	1.05%
Total deposits	8,077,143	26,513	0.33%	6,375,799	33,589	0.53%
Borrowed funds	789,838	8,614	1.09%	1,227,894	16,638	1.36%
Subordinated debentures	24,794	1,189	4.79%	10,439	512	4.90%
Total interest bearing liabilities	$8,891,775	36,316	0.41%	$7,614,132	50,739	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	2,543,287			1,984,420
Other non-interest bearing liabilities	230,134			244,025
Total non-interest bearing liabilities	2,773,421			2,228,445
Total liabilities	11,665,196			9,842,577
Stockholders' equity	1,673,715			1,494,563
Total liabilities and stockholders' equity	$13,338,911			$11,337,140

Net interest income		$366,023			$312,570

Net interest rate spread			2.89%			2.88%
Net interest-earning assets	$3,289,346			$2,630,855

Net interest margin (3)			3.00%			3.05%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.37x			1.35x

(1) Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2) Average outstanding balance are net of the allowance for credit losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.
(4) The previously reported average balances of the interest bearing cash and non-interest bearing cash for the twelve month period ended December 31, 2020 were recalculated. These recalculations resulted in the previously reported net interest margin changing from 3.09% to 3.05%.

The following table summarizes the year-to-date net interest rate spread and net interest margin for the previous three years.

	Years Ended
	December 31, 2021	December 31, 2020	December 31, 2019
Interest-Earning Assets:
Securities	1.42%	2.24%	2.76%
Net loans	3.82%	3.87%	4.51%
Total interest-earning assets	3.30%	3.55%	4.17%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.53%	0.84%
Total borrowings	1.09%	1.36%	2.10%
Total interest-bearing liabilities	0.41%	0.67%	1.08%

Interest rate spread	2.89%	2.88%	3.09%
Net interest margin	3.00%	3.05%	3.35%

Ratio of interest-earning assets to interest-bearing liabilities	1.37x	1.35x	1.31x

Note: The previously reported average balances of the interest bearing cash and non-interest bearing cash for the prior periods in the preceding table were recalculated. These recalculations resulted in the previously reported net interest margin changing from 3.09% to 3.05% for the period ended December 31, 2020, while the period ending December 31, 2019 remained unchanged at 3.35%.